                                                                  Exhibit (b)(2)

                           CDC Nvest Companies Trust I
                            Section 906 Certification

     In connection with the report on Form N-CSR for the period ended January 31, 2004 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxely Act of 2002, that:

     1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:                                       By:
President & Chief Executive Officer       Treasurer
CDC Nvest Companies Trust I               CDC Nvest Companies Trust I
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/s/JOHN T. HAILER                         /s/NICHOLAS H. PALMERINO
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John T. Hailer                            Nicholas H. Palmerino

Date: March 16, 2004                      Date: March 16, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CDC Nvest Companies Trust I and will be retained by CDC Nvest Companies Trust I and furnished to the Securities and Exchange Commission or its staff upon request.